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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

              ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Commission File Number: 333-40799

                            THE HAVANA REPUBLIC, INC.
           (name of small business issuer as specified in its charter)


                    Florida                                    84-1346897
 (State or other jurisdiction of incorporation              (I.R.S. Employer
                or organization                           Identification No.)


           300 S.W. First Avenue, Suite 108, Ft. Lauderdale, FL 33301
              (Address and Zip Code of Principal Executive Offices)

                    Issuer's Telephone Number: (954) 525-6333

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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On December 9, 2002, the Registrant engaged Jewett, Schwartz & Associates to act as the Registrant's independent certified public accountant. Jewett, Schwartz & Associates replaces Goldstein Golub Kessler LLP. The Registrant decided to not engage Goldstein Golub Kessler for reasons outlined below.

     Since the Registrant appointed Jewett, Schwartz & Associates on or before December 9, 2002, there have been no disagreements with Goldstein Golub Kessler LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events. The Auditors Reports on the financial statements for the Registrant since the fiscal year ended June 30, 2002 did not contain any adverse opinion or a disclaimer of opinion.

     The Registrant, following divesture of substantially all of its assets and liabilities, has concluded that The Havana Republic, Inc. as a whole would be better served by another accounting firm during this transition to a shell corporation.

     The Registrant has authorized Goldstein Golub Kessler LLP to respond fully to the inquiries of Jewett, Schwartz & Associates.

     The Company has provided Goldstein Golub Kessler LLP with these disclosures, and has requested that they furnish the Company with a letter, addressed to the Securities and Exchange Commission, stating whether or not they agree with the statements contained herein, as required by Item 304(a)(3) of Regulation S-B.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  None
     (b)  None.
     (c)  None.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE HAVANA REPUBLIC, INC.

Date:  December 12, 2002                     By:  /s/ MICHAEL ZWEBNER
                                                  ---------------------------
                                                  Michael Zwebner, Director